UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 6, 2007
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 19, 2007, we reported that H. P. Alfonso had been elected to the office of Senior Vice President, Chief Financial Officer, effective July 16, 2007.

We are filing this Amendment No. 1 to the Form 8-K filed July 19, 2007 to report that the Compensation and Executive Organization Committee of our Board of Directors (“Committee”), on August 6, 2007, approved changes to Mr. Alfonso’s compensation and benefits in recognition of his new duties.  Mr. Alfonso does not have an employment agreement.  He will be eligible for and participate in the compensation programs applicable to all of our other executive officers.

Mr. Alfonso will receive an annual base salary of $475,000.  The performance objectives applicable to Mr. Alfonso’s Annual Incentive Program (“AIP”) and Performance Stock Unit awards are the same objectives applicable to our other executive officers, as described in our proxy statement for our 2007 annual meeting of stockholders (“proxy statement”), filed with the SEC on March 16, 2007.

Mr. Alfonso also was awarded options to purchase 15,700 shares of our common stock, $1.00 par value (“Common Stock”), at an exercise price of $46.64, the closing price of our Common Stock on the date of grant.  These options are in addition to 14,800 options awarded to Mr. Alfonso in April 2007, and are subject to our standard Terms and Conditions of Non-Qualified Stock Option Awards under the Equity and Incentive Compensation Plan, previously filed with the SEC.

Finally, Mr. Alfonso will be the first executive officer to participate in our defined contribution supplemental executive retirement plan (“DC SERP”), which is part of our Deferred Compensation Plan.  Under the DC SERP, an account is established in the Deferred Compensation Plan for each eligible participant and credited annually with an amount equal to a percentage of the participant’s eligible compensation.  The account is used to provide retirement benefits that we are not able to provide under our qualified retirement plans due to limitations imposed by the Internal Revenue Code.  The Committee established Mr. Alfonso’s annual DC SERP credit at 12% of his annual base salary and AIP.

All changes to Mr. Alfonso’s compensation and benefits are effective August 6, 2007, with the exception of annual base salary and AIP, which are effective July 16, 2007.

As Chief Financial Officer, Mr. Alfonso will be required to accumulate and hold Common Stock having a value equal to three times his annual base salary.  Our minimum stockholding requirements were described in our proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   August 9, 2007

THE HERSHEY COMPANY
By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President, General Counsel and Secretary